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                                                                   Exhibit 10.63

                              SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT ("Agreement") is entered into as of the 15th day of April 2005, by and between United American of Tennessee, Inc. ("Employer") and Osbie L. Howard ("Employee").

                                   RECITALS:
                                   --------

     A.   Employee previously was employed by Employer.

     B. Said employment terminated effective April 15, 2005 (the "Termination Date").

     C. Employee and Employer wish to memorialize herein all of their respective rights and duties relating to said employment and the termination thereof.

                                   AGREEMENT:
                                   ---------

     1. Employee's employment by Employer shall be deemed terminated effective on the Termination Date.

     2. Upon receipt by Employer of a copy of this Agreement signed by Employee, Employer shall continue to pay Employee bi-weekly consistent with Employer's payroll policies, payments equal to Employee's rate of salary in existence immediately preceding his termination of employment, for a period of sixteen (16) consecutive weeks after the Termination Date. Said weekly payments shall be subject to deductions for applicable taxes and as otherwise required by law and/or authorized by Employee. Additionally, Employer shall continue on behalf of Employee for said sixteen (16) week period Employee's current group health benefit coverage. Thereafter Employer shall either pay on behalf of Employee, or reimburse Employee for, any premium applicable to the continuation of Employee's health benefits coverage under COBRA, for the balance of one (1) year after the Termination Date.

     Said consideration shall be contingent upon Employee not revoking this Agreement as provided below and Employee agrees that he is not otherwise entitled to receive this consideration.

     3. In return for the consideration set forth above, Employee hereby unconditionally releases and forever discharges Employer, as well as each of its parent(s), subsidiary(ies), division(s), component(s), affiliate(s), successor(s), related entities, and assign(s) (including by example and not limitation, OmniCare Health Plan, Inc. and United American Health Care Corporation), as well as each's officer(s), director(s), employee(s), agent(s) and attorney(s) (collectively "Releasees") from ANY AND ALL causes of action, suits, damages, claims and demands whatsoever which Employee ever had or now has against any of Releasees, directly or indirectly, by reason of any facts existing as of this date, whether known or unknown, including, but not limited to, claims for defamation, wrongful discharge, breach of contract, negligence and other tort actions, and/or discrimination, harassment and/or retaliation on account of age, sex, sexual orientation, race, color, religion, marital status, disability, height, weight, national origin, or any other classification recognized under the common law of the State of Tennessee, the State
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of Michigan local law and/or ordinances, and the civil rights statutes, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Age Discrimination Act of 1967; The Age Discrimination in Employment Act, and/or the Rehabilitation Act of 1973; the Fair Labor Standards Act; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Notification Act; the Tennessee Fair Employment Practices Law; the Tennessee Human Rights Act; the Elliott-Larsen Civil Rights Act; the Michigan Persons With Disabilities Civil Rights Act; the Michigan Whistleblowers Protection Act, and any and all amendments to any of the same. Employee understands and agrees that this is a total and complete release by Employee of all claims which Employee has against any of Releasees, both known and unknown, even though there may be facts and consequences of facts which are unknown to Employee and/or Releasees. Employee further agrees that he has suffered no work related injury or illness, and that he has been properly paid all his past wages and benefits, including vacation pay, as of this date.

     4. Employee agrees that, in the event he brings suit or makes any claim or charge in any manner in violation of this Agreement, he shall be liable to the affected Releasee(s) for any damage caused thereby, including but not limited to any affected Releasee's complete cost of defense, including attorneys' fees.

     5. By entering into this Agreement, Employer admits no wrongdoing in any respect in its treatment of Employee.

     6. Employee agrees he will not disclose the existence or any of the terms of this Agreement to any other person except his counsel and immediate family, tax advisor, any prospective employer or any new employer. As a precondition to any permitted disclosure, Employee shall instruct the party to whom the disclosure is made, to maintain as strictly confidential all said information disclosed. Employee further agrees he will not disclose to any other person, or himself use any trade secret or Confidential Information (as defined below) of any of Releasees.

     7. Employee shall not at any time, on or after the date of this Agreement, disseminate, disclose, use, communicate or otherwise appropriate, either directly or indirectly, through any individual, person or entity, any Confidential Information and Employee shall retain all such information in trust in a fiduciary capacity for the sole use and benefit of any of Releasees. Employee acknowledges that the Confidential Information is valuable, special, proprietary and unique to Releasees, that Releasees' business depends on such Confidential Information, and that Releasees wish to protect such Confidential Information by keeping it secret and for the sole use and benefit of Releasees. Employee shall take all steps necessary and all steps reasonably requested by any of Releasees to ensure that all such Confidential Information is kept secret and confidential for the sole use and benefit of any of Releasees. All records and other materials pertaining to the Confidential Information, whether or not developed by Employee, shall be and remain the exclusive property of any of Releasees. Employee has delivered to any of Releasees all materials concerning any Confidential Information and all copies of such materials and any other materials of any of Releasees which are in Employee's possession or under Employee's control, and Employee shall not make or retain any copies or extracts of such materials.

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     For purposes of this Agreement, Confidential Information means and includes all information known or used by any of Releasees in any of Releasee's business and/or developed by or for any of Releasees by any person, including Employee, which is not otherwise explicitly, consciously, properly, legally and generally known in any industry in which any of Releasees is engaged. Confidential Information does not include general skills and general knowledge of any industry obtained by reason of Employee's association with any of Releasees.

     Confidential Information specifically includes, but is not limited to, information of any Releasee concerning marketing, sales, processes, procedures, rates, suppliers, vendors, contractors representatives, computer systems, computer programs, plans for the development of new products, services and/or expansion into new areas or markets, internal operations and any variations, purchasing policies, bidding practices or procedures, pricing policies, customer identities, trade secrets or proprietary or confidential information of any type, together with all written, graphic, electronic and other materials relating to all or any part of the same.

     8. Employee shall not cooperate voluntarily with any person or entity with respect to any judicial, administrative or other claim and/or action planned or brought against any of the Releases. Employee shall immediately notify counsel for the applicable Releasee(s) in the event Employee receives any subpoena, court order or request to provide testimony, documents and/or any other form of information in connection with any such claim or action. Employee shall assist and cooperate fully with counsel for any of the Releasees in connection with the defense or prosecution of any claim and/or action by or against any of the Releasees. Employee shall be reimbursed for any reasonable and necessary expenses incurred by Employee in connection with rendering any said assistance and/or cooperation.

     9.   Employee also acknowledges and understands that:

          (a) He has been encouraged to consult an attorney prior to signing this Agreement.

          (b) He has been given twenty-one (21) days to consider and sign this Agreement; and

          (c) He may revoke this Agreement within seven (7) days of signing it (the "Revocation Period"), provided that he does so in writing and sends notice of his revocation to Employer and counsel for Employer via facsimile transmission on or before the expiration of the Revocation Period.

          (d) This Agreement will not become enforceable until the Revocation Period has expired.

     10. This Agreement is freely and voluntarily entered into by Employee without any duress or coercion and after Employee has had an opportunity to consult with counsel and has carefully and completely read all of the terms and provisions of this Agreement.

     11. This Agreement constitutes the entire agreement between the parties on the subjects hereof, supersedes any prior agreements between the parties and cannot be amended except in writing executed by both parties.


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     THIS IS AN AGREEMENT FOR RELEASE AND WAIVER OF CLAIMS INCLUDING BUT NOT
LIMITED TO ANY CLAIMS PRESENTLY EXISTING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT.


WITNESSES:                          United American of Tennessee, Inc.


/s/ Carolyn Onumonu                 By: /s/ William C. Brooks
--------------------------              --------------------------
Carolyn Onumonu                         William C. Brooks
Executive Assistant                     Its Chairman
--------------------------              --------------------------



                                    Employee


/s/ Stephen Harris                  By: /s/ Osbie L. Howard
--------------------------              --------------------------
Stephen Harris                          Osbie L. Howard


--------------------------



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